UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On November 7, 2007, Interstate Bakeries Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and hereby incorporated by reference, announcing that the U.S. Bankruptcy Court for the Western District of Missouri (the “Court”) approved the Company’s motion to enter into an agreement with Silver Point Finance, L.L.C. to provide the Company with up to $400 million in exit financing upon the Company’s emergence from Chapter 11 (the “Exit Financing”). The Court also authorized the Company to enter into an agreement supported by approximately 95 percent of the Company’s pre-petition secured lenders to convert funded pre-petition senior secured debt into new debt and equity securities to be issued upon the Company’s emergence from Chapter 11 as well as to pay certain fees associated with the financing (the “Plan Funding Agreement”). This financing, upon which the Plan of Reorganization is based, contemplates an enterprise value of approximately $580 million.

The Court also approved bidding procedures to govern the process to seek alternative investment proposals. For more information with respect to the Exit Financing, the Plan Funding Agreement or the Plan of Reorganization, refer to the Current Reports on Form 8-K filed by the Company on October 22, 2007, and November 6, 2007.

The Company also announced that it has agreed to enter into a mutually acceptable confidentiality agreement with Yucaipa Companies (“Yucaipa”) and the U.S. affiliate of Grupo Bimbo S.A.B de C.V. (“Bimbo”). The confidentiality agreement will allow Yucaipa and Bimbo to speak with third parties, including the Company’s unions. In addition, Yucaipa and Bimbo will be permitted, on a confidential basis, to perform due diligence with respect to the Company and its businesses.  If no final proposal is made by Yucaipa and Bimbo by December 13, 2007, the Company’s agreement to provide due diligence and management access will terminate.

The information in this Current Report on Form 8-K under the heading Item 7.01, “Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

99.1	Interstate Bakeries Corporation press release dated November 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2007	INTERSTATE BAKERIES
CORPORATION

	By:	/s/ J. Randall Vance
J. Randall Vance
Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Interstate Bakeries Corporation press release dated November 7, 2007